EXHIBIT 99.1
For Immediate Release

Hasbro Reports Strong Revenue, Operating Profit and Earnings Growth
for the Full-Year 2021

Integrated Brand Blueprint strategy drives profitable growth across Hasbro's diversified business

Board of Directors declares quarterly dividend increase of 3% to $0.70 per share

Full-Year 2021
•Net revenues increased 17% to $6.42 billion
•Wizards of the Coast and Digital Gaming segment revenues up 42%
•Entertainment segment revenues up 27%
•Consumer Products segment revenues up 9%
•Operating profit of $763.3 million, or 11.9% of revenue, up from 9.2% of revenue in 2020
•Adjusted operating profit up 20% to $995.2 million, or 15.5% of revenue, an expansion of 40 basis points year-over-year

•Net earnings increased 93% to $428.7 million, or $3.10 per diluted share
•Adjusted net earnings increased 41% to $723.4 million, or $5.23 per diluted share

•EBITDA up 32% to $1.04 billion
•Adjusted EBITDA up 23% to $1.31 billion

•Year-end cash of $1.02 billion; Generated $817.9 million in operating cash flow for the full-year 2021 and paid down $1.08 billion in long-term debt
◦Paid $374.5 million in dividends to shareholders during the year

Fourth Quarter 2021
•Net revenues increased 17% to $2.01 billion
•Entertainment segment revenues up 54%
•Wizards of the Coast and Digital Gaming segment revenues up 18%
•Consumer Products segment revenues up 9%

•Operating profit for the fourth quarter of $171.5 million, or 8.5% of revenues
•Adjusted operating profit of $219.9 million, or 10.9% of revenues

•Net earnings for the fourth quarter of $82.2 million, or $0.59 per diluted share
•Adjusted net earnings of $168.4 million, or $1.21 per diluted share

•EBITDA of $203.9 million
•Adjusted EBITDA of $306.5 million

Pawtucket, R.I., February 7, 2022 -- Hasbro, Inc. (NASDAQ: HAS), a global play and entertainment company, today reported financial results for the fourth quarter and full-year 2021.

"The Hasbro team finished the year strong and delivered an exceptional full-year 2021, including another record revenue year for Wizards of the Coast; strong revenue growth for consumer products; and a robust, progressively more Hasbro brand-led, content slate to return to 2019 levels of deliveries for entertainment," said Rich Stoddart, Hasbro interim chief executive officer. "Fans and consumers are increasingly interacting with brands in more ways than ever—our unique set of strategic assets across toys and games, entertainment, digital gaming and licensing provide the foundation for maximizing the value of both our existing franchises and new IP.

"It has been an honor to lead this talented team over the past several months and I am confident that Chris Cocks will bring tremendous vision and passion while accelerating our performance-driven culture as he takes over as CEO on February 25th," continued Stoddart.

"Throughout 2021, and finishing with focused execution in the fourth quarter, the Hasbro team did an excellent job in unprecedented circumstances," said Deborah Thomas, Hasbro chief financial officer. "We delivered strong results, including 17% revenue growth for the year, higher operating profit margins and $818 million in operating cash flow, while successfully navigating supply chain challenges, including higher fourth quarter input and freight costs across our business. This enabled us to continue investing in growth initiatives, pay off $1.08 billion in long-term debt in 2021 and continue supporting our dividend which the Board increased 3% today.

"Long-term investments in our brands and capabilities have built a differentiated business with diversified capabilities to drive long-term profitable growth and enhance shareholder value," continued Thomas.

Fourth Quarter and Full-Year 2021 Financial Results

$ Millions, except earnings per share	Q4 2021	Q4 2020	% Change	FY 2021	FY 2020	% Change
Net Revenues[1]	$2,013.4	$1,722.9	17%	$6,420.4	$5,465.4	17%

Operating Profit	$171.5	$186.3	-8%	$763.3	$501.8	52%
Adjusted Operating Profit[2]	$219.9	$261.4	-16%	$995.2	$826.7	20%

Net Earnings	$82.2	$105.2	-22%	$428.7	$222.5	93%
Net Earnings per Diluted Share	$0.59	$0.76	-22%	$3.10	$1.62	91%

Adjusted Net Earnings[2]	$168.4	$175.3	-4%	$723.4	$514.6	41%
Adjusted Net Earnings per Diluted Share[2]	$1.21	$1.27	-5%	$5.23	$3.74	40%

EBITDA[2]	$203.9	$249.1	-18%	$1,041.7	$788.2	32%
Adjusted EBITDA[2]	$306.5	$308.3	-1%	$1,310.2	$1,065.1	23%
1Foreign exchange had a negative $10.1 million impact, or 1%, on fourth quarter 2021 revenue and a positive $54.7 million impact, or 1%, on full-year 2021 revenue.
2See the financial tables accompanying this press release for a reconciliation of GAAP and non-GAAP financial measures.

Fourth quarter and full-year 2021 net earnings were impacted by the following after-tax amounts, which are excluded from adjusted fourth quarter and full-year 2021 net earnings:

•$41.3 million net non-cash, non-operating charge in the fourth quarter and full-year associated with Hasbro's investment in the Discovery Family Channel caused by the impact of accelerating changes in the cable distribution industry, including a decline in linear subscribers.
•$20.9 million of stock compensation expense in the fourth quarter and full-year associated with the accelerated vesting of certain equity awards as a result of the passing of Hasbro's former CEO.
•A full-year charge of $108.8 million related to the loss on the sale of eOne Music and $7.3 million in related transaction costs. The Company completed the sale of the eOne Music business in the beginning of the fiscal third quarter 2021. This charge includes a loss of $7.0 million recorded in the fourth quarter 2021 upon finalization of closing working capital.
•Discrete tax expense of $39.4 million in the full-year related to the revaluation of the Company's U.K. deferred taxes due to the recently approved U.K. Finance Act 2021.
•$15.4 million and $70.4 million of acquired intangible amortization and $1.6 million and $6.6 million of acquisition-related costs in the fourth quarter and full-year respectively, in connection with the eOne acquisition.

Supercharging the Brand Blueprint: Fourth Quarter & Full-Year 2021 Brand Performance

Brand Performance ($ Millions)	Net Revenues
	Q4 2021	Q4 2020	% Change	FY 2021	FY 2020	% Change
Franchise Brands	$769.3	$705.2	9%	$2,792.7	$2,286.1	22%
Partner Brands	$394.3	$349.6	13%	$1,161.0	$1,079.4	8%
Hasbro Gaming[1]	$286.1	$298.5	-4%	$851.4	$814.8	4%
Emerging Brands	$218.4	$155.3	41%	$617.6	$480.4	29%
TV/Film/Entertainment	$345.3	$214.3	61%	$997.7	$804.7	24%
1Hasbro's total gaming category, including all gaming revenue, most notably MAGIC: THE GATHERING and MONOPOLY, which are reported in the Franchise Brands portfolio, totaled $555.7 million for the fourth quarter 2021, down 1% compared to the respective period in 2020, and $2.10 billion for the full-year 2021, up 19% versus 2020.

Brand Blueprint 2021 Highlights
For the full-year 2021, revenues grew in all brand portfolio categories: Franchise Brands, Partner Brands, Hasbro Gaming, Emerging Brands and TV/Film/Entertainment. Top brand performances included MAGIC: THE GATHERING, NERF, PEPPA PIG, MY LITTLE PONY and TRANSFORMERS, as well as robust growth in Hasbro products for the Marvel portfolio, led by the Spider-Man franchise including products in support of the feature film Spider-Man: No Way Home and the new animated show Spidey and his Amazing Friends.

Gaming Leadership
•Hasbro's face-to-face, tabletop and digital gaming portfolio posted strong growth and ranks among the biggest and fastest growing portfolios in the industry.
•Hasbro's total gaming portfolio revenue, including Franchise Brands MAGIC: THE GATHERING and MONOPOLY, grew 19% to $2.1 billion.
•MAGIC: THE GATHERING     revenue was up significantly driven primarily by tabletop revenues. MAGIC: THE GATHERING grew for its fourth consecutive year and has now grown in 12 of the last 13 years.

•DUNGEONS & DRAGONS revenue grew for the ninth consecutive year.
•Digital gaming revenues increased 36%.
•Hasbro Gaming revenues, which exclude Franchise Brand gaming brands, grew 4% year-over-year and is up 20% versus 2019
◦Hasbro Gaming revenue increased including tabletop and digital gaming growth, for DUNGEONS & DRAGONS; gains in DUEL MASTERS; shipments of HEROQUEST via HasLAB, Hasbro's crowdfunding platform through the growing D2C platform Hasbro Pulse; new games like FOOSKETBALL; and continued strong demand for classic Hasbro Gaming brands.

Entertainment Brand Leadership
•My Little Pony: A New Generation relaunched the MY LITTLE PONY brand through the successful animated feature film on Netflix that was #1 in the Netflix Kids Top 10 in more than 80 countries on opening weekend, driving high viewership and audience engagement; and, in keeping with the Brand Blueprint, driving greater than 100% growth in toy and game point of sale in the fourth quarter versus last year; double-digit growth in licensed merchandise revenues for the year; and the beginning of a multi-year eOne-led content road map.
•The successful launch of Hasbro toy and games for PEPPA PIG and PJ MASKS delivered higher revenue and operating profit as these brands were monetized through the Brand Blueprint in toys, games, digital gaming, licensed products and entertainment. The launch contributed to share gains in the global preschool toy category and the brands are well positioned heading into 2022 as the first full year of global product availability.
•Leveraging Hasbro's unique ability to develop and merchandise key brands across the business, the DUNGEONS & DRAGONS feature film finished principal photography during 2021 and is currently in post-production. A full Brand Blueprint campaign is slated to maximize the franchise value of DUNGEONS & DRAGONS across tabletop and digital gaming, consumer products, licensing and entertainment to align with the scheduled theatrical release in 2023.
•MAGIC: THE GATHERING animated series in production with Netflix for release in the second half 2022 as we leverage the rich storytelling of this iconic brand with existing and new fans of the franchise.
•PLAY-DOH growth supported by an eOne-led content campaign that tripled YouTube views to 52 million in 2021 and debuted an all-new family competition special, Play-Doh Squished, hosted by Sarah Hyland.
•Furthered Hasbro's leadership in the growing fan community with strong performance for key action properties including TRANSFORMERS and GI JOE as well as Hasbro products for MARVEL and STAR WARS and best-in-class fan-engagement campaigns.
◦More than doubled revenue through Hasbro Pulse, Hasbro's fan focused D2C platform.
◦Successfully launched Hasbro’s first NFT with POWER RANGERS
•TV/Film/Entertainment revenues grew with increased deliveries in scripted, unscripted and animated television and film.

Fourth Quarter and Full-Year 2021 Major Segment Performance
Beginning with the first quarter 2021, Hasbro realigned its financial reporting segments and business units, in order to align its segment financial reporting more closely with its current business structure. The three principal reportable segments are: Consumer Products, Wizards of the Coast and Digital Gaming, and Entertainment.

Reclassifications of certain prior year segment results have been made to conform to the current-year presentation. None of the segment changes impact the Company's previously reported consolidated net revenue, operating profit, EBITDA, net earnings or net earnings per diluted share.

Q4 2021 Major Segments ($ Millions)	Net Revenues			Operating Profit (Loss)		Adjusted Operating Profit (Loss)[1]
	Q4 2021	Q4 2020	% Change	Q4 2021	Q4 2020	Q4 2021	Q4 2020
Consumer Products	$1,355.8	$1,239.8	9%	$140.9	$136.9	$140.9	$136.9
Wizards of the Coast and Digital Gaming	$277.9	$236.0	18%	$84.7	$108.9	$84.7	$108.9
Entertainment	$379.7	$247.1	54%	$(17.5)	$(35.0)	$8.2	$25.3

Q4 2021 Major Segments ($ Millions)	EBITDA(Loss)		Adjusted EBITDA (Loss)[1]
	Q4 2021	Q4 2020	Q4 2021	Q4 2020
Consumer Products	$173.0	$180.1	$182.0	$190.3
Wizards of the Coast and Digital Gaming	$103.6	$111.6	$107.0	$114.2
Entertainment	$8.4	$(21.7)	$20.9	$15.0

FY 2021 Major Segments ($ Millions)	Net Revenues			Operating Profit (Loss)		Adjusted Operating Profit[1]
	FY 2021	FY 2020	% Change	FY 2021	FY 2020	FY 2021	FY 2020
Consumer Products	$3,981.6	$3,649.6	9%	$401.4	$308.1	$401.4	$308.1
Wizards of the Coast and Digital Gaming	$1,286.6	$906.7	42%	$547.0	$420.4	$547.0	$420.4
Entertainment	$1,152.2	$909.1	27%	$(91.8)	$(141.1)	$102.1	$90.1

FY 2021 Major Segments ($ Millions)	EBITDA(Loss)		Adjusted EBITDA (Loss)[1]
	FY 2021	FY 2020	FY 2021	FY 2020
Consumer Products	$532.5	$443.3	$565.1	$480.3
Wizards of the Coast and Digital Gaming	$593.7	$434.9	$606.1	$444.3
Entertainment	$33.5	$(47.0)	$162.3	$92.4
1Reconciliations are included in the attached schedules under the heading "Reconciliation of Adjusted Operating Profit" and “Reconciliation of EBITDA and Adjusted EBITDA.”

Consumer Products segment revenue increased 9% and operating profit increased 30% to 10.1% of revenue, a 170-basis point expansion, for the full-year 2021. The team drove significant growth in Hasbro's products for the Marvel portfolio, as well as key Hasbro brands including NERF, TRANSFORMERS and PLAY-DOH, and successfully launched Hasbro's toy and game line for PEPPA PIG and PJ MASKS. Franchise Brands, Partner Brands and Emerging Brands revenue increased in the segment for the year. Hasbro Gaming declined versus a strong 2020, but was up 11% versus the pre-pandemic levels of 2019. Revenue grew in all geographic regions and in licensed consumer products. eComm revenue grew 10% to $1.26 billion totaling 29% of Hasbro toy and game revenues. The team executed at a high level to deliver a strong finish to the year amid ongoing supply chain challenges. Operating profit and margin improved for the year behind higher shipments to meet strong demand as well as the positive impact of price increases, which were partially offset by significantly higher freight and distribution expenses. Adjusted EBITDA grew 18% for the full year.

Wizards of the Coast and Digital Gaming segment revenue increased 42% and operating profit increased 30% for the full-year 2021. Tabletop and digital gaming revenues grew behind several record set releases for MAGIC: THE GATHERING and continued growth in DUNGEONS & DRAGONS. Wizards of the Coast exceeded $1 billion in revenues, successfully doubling its revenue two years ahead of target. Licensed digital gaming revenue also increased double digits for the year. Operating profit grew behind increased revenues which were partially offset by higher digital game depreciation, product development and advertising to support growth in MAGIC: THE GATHERING and DUNGEONS & DRAGONS. In addition, the Company continues to invest in developing future digital gaming and development of new Wizards IP. Based on these investments for the future and the sequence of game releases, these costs had a more pronounced impact in the fourth quarter 2021. Operating profit margin was 42.5% and adjusted EBITDA grew 36% for the year.

Entertainment segment revenue increased 27%, exceeding 2019 levels of revenue when adjusted for the results of the music business. Operating loss for the year decreased 35% and adjusted operating profit grew 13% for the full-year 2021. Fourth quarter revenues were 54% above last year and 70% higher than pro forma 2019. 33% growth in Film and TV revenue combined with 54% growth in Family Brands drove the segment's full-year performance. In the third quarter, Hasbro sold the music business, which represented $65.2 million in revenue and $16.9 million in operating profit during the first half of the year. During the year we delivered 229 half hours of scripted television content; 695 half hours of unscripted television content; acquired 236 half hours of third-party produced television content; produced seven feature films; and completed production on 6 series of animated content. All metrics were up year-over-year. Television revenues grew with deliveries of Yellowjackets, Cruel Summer, Graymail and The Rookie, as well as sales of other scripted and unscripted programs. New film releases and deliveries are improving, and revenues grew led by Clifford the Big Red Dog, Come From Away and Finch. The successful Netflix release of My Little Pony: A New Generation supported Family Brands revenue growth in the year, along with content sales for Peppa Pig and PJ Masks and higher YouTube advertising revenues. Adjusted operating profit increased due to higher revenue and lower administrative costs, partially offset by higher program cost amortization associated with higher deliveries and the mix of content. Adjusted EBITDA for the segment grew 76% for the full year.

Company Outlook
Coming off a strong year in 2021, the Company has a plan for continued growth in 2022, including revenue and operating profit growth at a low-single digit rate for the year, and operating cash flow in the range of $700 to $800 million.

For 2023, the Company is planning significant initiatives to be executed across the Brand Blueprint in consumer products, gaming and entertainment; including, feature films for Transformers: Rise of the Beasts and DUNGEONS & DRAGONS which are expected to accelerate revenue and operating profit growth that year. For full-year 2023, operating profit margin is expected to exceed 16% and operating cash flow should reach approximately $1 billion.

For the medium term, through year-end 2024, Hasbro expects revenue growth in the mid-single digits on a compound annual basis including mid-single digit growth over the period for Consumer Products and high single to low double-digit growth in both the Wizards of the Coast and Digital Gaming segment and the Entertainment Segment.

Debt Repayment
Hasbro retired $1.08 billion of long-term debt in 2021. Combined with the 23% growth in Adjusted EBITDA, the Company reduced its gross debt to Adjusted EBITDA ratio by 1.7X to 3.1X and remains on track to return to its 2.0 to 2.5X target by year-end 2023.

A share repurchase program continues to be an important long-term component of Hasbro’s capital allocation strategy and Hasbro has $367 million available under its authorized share repurchase programs. We anticipate resuming share repurchase when it is not expected to materially impact the timeline to reach leverage targets. The Company believes this could be in the second half of 2023 or sooner, depending on business performance and other factors.

Dividend
The Company announced today that the Board of Directors has increased the quarterly cash dividend 3% to $0.70 per common share. The dividend will be payable on May 16, 2022 to shareholders of record at the close of business on May 2, 2022. During the fourth quarter, Hasbro paid $93.8 million in cash dividends to shareholders, bringing the full-year payments to $374.5 million.
Conference Call Webcast
Hasbro will webcast its fourth quarter and full-year 2021 earnings conference call at 8:30 a.m. Eastern Time today. To listen to the live webcast and access the accompanying presentation slides, please go to https://investor.hasbro.com. The replay of the call will be available on Hasbro’s website approximately 2 hours following completion of the call.
About Hasbro
Hasbro (NASDAQ: HAS) is a global play and entertainment company committed to making the world a better place for all children, fans and families. Hasbro delivers immersive brand experiences for global audiences through consumer products, including toys and games; entertainment through eOne, its independent studio; and gaming, led by the team at Wizards of the Coast, an award-winning developer of tabletop and digital games best known for fantasy franchises MAGIC: THE GATHERING and DUNGEONS & DRAGONS.

The Company’s unparalleled portfolio of approximately 1,500 brands includes MAGIC: THE GATHERING, NERF, MY LITTLE PONY, TRANSFORMERS, PLAY-DOH, MONOPOLY, BABY ALIVE, DUNGEONS & DRAGONS, POWER RANGERS, PEPPA PIG and PJ MASKS, as well as premier partner brands. For the past decade, Hasbro has been consistently recognized for its corporate citizenship, including being named one of the 100 Best Corporate Citizens by 3BL Media and one of the World’s Most Ethical Companies by Ethisphere Institute. Important business and brand updates are routinely shared on our Investor Relations website, Newsroom and social channels (@Hasbro on Twitter, Instagram, Facebook and LinkedIn.)

© 2022 Hasbro, Inc. All Rights Reserved.
Safe Harbor
Certain statements in this release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by the use of forward-looking words or phrases, include statements relating to: our future performance and outlook for growth in 2022 and 2023; goals and expectations relating to products, gaming and entertainment to be developed and delivered across our Brand Blueprint; our ability to achieve our other financial and business goals; and our liquidity. Our actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Specific factors that might cause such a difference include, but are not limited to:
•our ability to design, develop, produce, manufacture, source and ship products on a timely and cost-effective and profitable basis;
•our ability to implement shipping strategies to lessen the impact of any increased shipping costs due to shipping delays or changes in required methods of shipping, as well as our ability to take any price increases to offset shipping costs, increases in prices of raw materials or other increases in costs of our products;
•rapidly changing consumer interests in the types of products and entertainment we offer;
•the challenge of developing and offering products and storytelling experiences sought after by children, families and audiences given increasing technological and entertainment offerings available and that compete with our offerings for consumers' attention;
•our ability to develop and distribute engaging storytelling across media to drive brand awareness;
•our dependence on third party relationships, including with third party manufacturers, licensors of brands, studios, content producers and entertainment distribution channels;
•our ability to successfully compete in the global play and entertainment industry, including with manufacturers, marketers, and sellers of toys and games, digital gaming products and digital media, as well as with film studios, television production companies and independent distributors and content producers;
•our ability to successfully evolve and transform our business and capabilities to address a changing global consumer landscape and retail environment, including changing inventory policies and practices of our customers and increased emphasis on ecommerce;
•our ability to develop and grow areas of our Brand Blueprint, such as through eOne, Wizards of the Coast, and our other entertainment and digital gaming initiatives;
•our ability to successfully develop and execute plans to mitigate the negative impact of the coronavirus on our business, including, without limitation, negative impacts to our supply chain and costs that have occurred and could continue to occur in countries where we source significant amounts of product;
•risks associated with international operations, such as currency conversion, currency fluctuations, the imposition of tariffs, quotas, shipping delays or difficulties, border adjustment taxes or other protectionist measures, and other challenges in the territories in which we operate;
•our ability to successfully implement changes to our supply chain, inventory management, sales policies or pricing of our products;
•downturns in global and regional economic conditions impacting one or more of the markets in which we sell products, which can negatively impact our retail customers and consumers, result in lower employment levels, consumer disposable income, retailer inventories and spending, including lower spending on purchases of our products;
•other economic and public health conditions or regulatory changes in the markets in which we and our customers, partners, licensees, suppliers and manufacturers operate, such as inflation, higher commodity prices, labor costs or transportation costs, or outbreaks of disease, such as the coronavirus, the occurrence of which could create work slowdowns, delays or shortages in production or shipment of products, increases in costs or delays in revenue;
•the success of our key partner brands, including the ability to secure, maintain and extend agreements with our key partners or the risk of delays, increased costs or difficulties associated with any of our or our partners’ planned digital applications or media initiatives;
•fluctuations in our business due to seasonality;
•the concentration of our customers, potentially increasing the negative impact to our business of difficulties experienced by any of our customers or changes in their purchasing or selling patterns;
•the bankruptcy or other lack of success of one or more of our significant retailers, licensees and other partners;
•risks relating to the use of third party manufacturers for the manufacturing of our products, including the concentration of manufacturing for many of our products in the People’s Republic of China and our ability to successfully diversify sourcing of our products to reduce reliance on sources of supply in China;

•risks related to sourcing of products from countries outside of China, such as Vietnam and India, where the Covid-19 pandemic has negatively impacted our vendors and the ability to transport products to our markets;
•risks related to our recent leadership changes;
•our ability to attract and retain talented and diverse employees;
•our ability to realize the benefits of cost-savings and efficiency and/or revenue enhancing initiatives including initiatives to integrate eOne into our business;
•our ability to protect our assets and intellectual property, including as a result of infringement, theft, misappropriation, cyber-attacks or other acts compromising the integrity of our assets or intellectual property;
•risks relating to the production of entertainment due to strikes, lockouts or other union actions that could halt or delay productions;
•risks relating to the impairment and/or write-offs of products and films and television programs we acquire and produce;
•risks relating to investments, acquisitions and dispositions;
•the risk of product recalls or product liability suits and costs associated with product safety regulations;
•changes in tax laws or regulations, or the interpretation and application of such laws and regulations, which may cause us to alter tax reserves or make other changes which significantly impact our reported financial results;
•the impact of litigation or arbitration decisions or settlement actions; and
•other risks and uncertainties as may be detailed from time to time in our public announcements and U.S. Securities and Exchange Commission (“SEC”) filings.

The statements contained herein are based on our current beliefs and expectations. We undertake no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.

Non-GAAP Financial Measures
The financial tables accompanying this press release include non-GAAP financial measures as defined under SEC rules, specifically Adjusted operating profit, Adjusted net earnings and Adjusted net earnings per diluted share, which exclude, where applicable, acquisition and related costs, acquired intangible amortization, loss on disposal of business and related costs, severance, UK Tax Reform, stock acceleration and net loss on Discovery investment. Also included in this press release are the non-GAAP financial measures of EBITDA and Adjusted EBITDA. EBITDA represents net earnings attributable to Hasbro, Inc. excluding interest expense, income tax expense, net earnings (loss) attributable to noncontrolling interests, depreciation and amortization of intangibles. Segment EBITDA represents segment operating profit (loss) plus other income or expense, less depreciation and amortization of intangibles. Adjusted EBITDA also excludes the impact of stock compensation (including stock acceleration expense and acquisition-related stock expense), acquisition-related costs, loss on disposal of business and related costs, severance and net loss on Discovery investment. As required by SEC rules, we have provided reconciliations on the attached schedules of these measures to the most directly comparable GAAP measure. Management believes that Adjusted net earnings, Adjusted net earnings per diluted share and Adjusted operating profit provide investors with an understanding of the underlying performance of our business absent unusual events. Management believes that EBITDA and Adjusted EBITDA are appropriate measures for evaluating the operating performance of our business because they reflect the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in our consolidated financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

HAS-E
Investors: Debbie Hancock | Hasbro, Inc. | (401) 727-5401 | debbie.hancock@hasbro.com
Media: Carrie Ratner | Hasbro, Inc. | (401) 556-2720 | carrie.ratner@hasbro.com

# # #
(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions of Dollars)

	December 26, 2021	December 27, 2020
ASSETS
Cash and Cash Equivalents	$1,019.2	$1,449.7
Accounts Receivable, Net	1,500.4	1,391.7
Inventories	552.1	395.6
Prepaid Expenses and Other Current Assets	656.4	609.6
Total Current Assets	3,728.1	3,846.6
Property, Plant and Equipment, Net	421.1	489.0
Goodwill	3,419.6	3,691.7
Other Intangible Assets, Net	1,172.0	1,530.8
Other Assets	1,297.0	1,260.3
Total Assets	$10,037.8	$10,818.4

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS' EQUITY
Short-Term Borrowings	$0.8	$6.6
Current Portion of Long-Term Debt	200.1	432.6
Accounts Payable and Accrued Liabilities	2,255.0	1,964.1
Total Current Liabilities	2,455.9	2,403.3
Long-Term Debt	3,824.2	4,660.0
Other Liabilities	670.7	794.0
Total Liabilities	6,950.8	7,857.3
Redeemable Noncontrolling Interests	23.9	24.4
Total Shareholders' Equity	3,063.1	2,936.7
Total Liabilities, Noncontrolling Interests and Shareholders' Equity	$10,037.8	$10,818.4

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Millions of Dollars and Shares Except Per Share Data)

	Quarter Ended				Year Ended
	December 26, 2021	% Net Revenues	December 27, 2020	% Net Revenues	December 26, 2021	% Net Revenues	December 27, 2020	% Net Revenues
Net Revenues	$2,013.4	100.0%	$1,722.9	100.0%	$6,420.4	100.0%	$5,465.4	100.0%
Costs and Expenses:
Cost of Sales	683.1	33.9%	592.9	34.4%	1,927.5	30.0%	1,718.9	31.5%
Program Cost Amortization	232.5	11.5%	118.9	6.9%	628.6	9.8%	387.1	7.1%
Royalties	228.2	11.3%	182.9	10.6%	620.4	9.7%	570.0	10.4%
Product Development	86.6	4.3%	84.6	4.9%	315.7	4.9%	259.5	4.7%
Advertising	150.0	7.5%	101.3	5.9%	506.6	7.9%	412.7	7.6%
Amortization of Intangibles	26.5	1.3%	37.0	2.1%	116.8	1.8%	144.7	2.6%
Selling, Distribution and Administration	428.0	21.3%	366.4	21.3%	1,432.7	22.3%	1,252.1	22.9%
Loss on Disposal of Business	7.0	0.3%	—	0.0%	108.8	1.7%	—	0.0%
Acquisition and Related Costs	—	0.0%	52.6	3.1%	—	0.0%	218.6	4.0%
Operating Profit	171.5	8.5%	186.3	10.8%	763.3	11.9%	501.8	9.2%
Interest Expense	42.4	2.1%	47.4	2.8%	179.7	2.8%	201.1	3.7%
Other Expense (Income), Net	41.2	2.0%	0.3	0.0%	1.7	0.0%	(21.4)	-0.4%
Earnings before Income Taxes	87.9	4.4%	138.6	8.0%	581.9	9.1%	322.1	5.9%
Income Tax Expense	3.1	0.2%	32.4	1.9%	146.6	2.3%	96.7	1.8%
Net Earnings	84.8	4.2%	106.2	6.2%	435.3	6.8%	225.4	4.1%
Net Earnings Attributable to Noncontrolling Interests	2.6	0.1%	1.0	0.1%	6.6	0.1%	2.9	0.1%
Net Earnings Attributable to Hasbro, Inc.	$82.2	4.1%	$105.2	6.1%	$428.7	6.7%	$222.5	4.1%

Per Common Share
Net Earnings
Basic	$0.59		$0.77		$3.11		$1.62
Diluted	$0.59		$0.76		$3.10		$1.62

Cash Dividends Declared	$0.68		$0.68		$2.72		$2.72

Weighted Average Number of Shares
Basic	138.3		137.4		138.0		137.3
Diluted	138.7		137.8		138.4		137.6

HASBRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions of Dollars)

	Year Ended
	December 26, 2021	December 27, 2020
Cash Flows from Operating Activities:
Net Earnings	$435.3	$225.4
Other Non-Cash Adjustments	1,203.8	811.0
Changes in Operating Assets and Liabilities	(821.2)	(60.1)
Net Cash Provided by Operating Activities	817.9	976.3

Cash Flows from Investing Activities:
Additions to Property, Plant and Equipment	(132.7)	(125.8)
Acquisition, Net of Cash Acquired	—	(4,412.9)
Proceeds from Sale of Business, Net of Cash	378.5	—
Other	(3.8)	38.5
Net Cash Provided (Utilized) by Investing Activities	242.0	(4,500.2)

Cash Flows from Financing Activities:
Proceeds from Long-Term Debt	144.0	1,112.6
Repayments of Long-Term Debt	(1,220.1)	(275.5)
Net Repayments of Short-Term Borrowings	(5.6)	(8.6)
Stock-Based Compensation Transactions	30.6	16.6
Dividends Paid	(374.5)	(372.7)
Payments Related to Tax Withholding for Share-Based Compensation	(13.7)	(6.0)
Redemption of Equity Instruments	—	(47.4)
Debt Extinguishment Costs	(9.1)	—
Other	(11.4)	(13.1)
Net Cash (Utilized) Provided by Financing Activities	(1,459.8)	405.9

Effect of Exchange Rate Changes on Cash	(30.6)	(12.7)

Cash and Cash Equivalents at Beginning of Year	1,449.7	4,580.4

Cash and Cash Equivalents at End of Year	$1,019.2	$1,449.7

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
SEGMENT RESULTS - AS REPORTED AND AS ADJUSTED
(Unaudited)
(Millions of Dollars)

Effective in the first quarter of 2021, the Company reorganized its reportable segments to Consumer Products, Wizards of the Coast and Digital Gaming, Entertainment, and Corporate and Other. For comparability, segment results for the quarter and year ended December 27, 2020 are presented to align with the new reportable segments.

Operating Results
	Quarter Ended December 26, 2021			Quarter Ended December 27, 2020
	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues (1)	$2,013.4	$—	$2,013.4	$1,722.9	$—	$1,722.9	17%
Operating Profit	171.5	48.4	219.9	186.3	75.1	261.4	-16%
Operating Margin	8.5%	2.4%	10.9%	10.8%	4.4%	15.2%
EBITDA	203.9	102.6	306.5	249.1	59.2	308.3	-1%

Segment Results
Consumer Products:
External Net Revenues (2)	$1,355.8	$—	$1,355.8	$1,239.8	$—	$1,239.8	9%
Operating Profit	140.9	—	140.9	136.9	—	136.9	3%
Operating Margin	10.4%	—	10.4%	11.0%	—	11.0%
EBITDA	173.0	9.0	182.0	180.1	10.2	190.3	-4%

Wizards of the Coast and Digital Gaming:
External Net Revenues	$277.9	$—	$277.9	$236.0	$—	$236.0	18%
Operating Profit	84.7	—	84.7	108.9	—	108.9	-22%
Operating Margin	30.5%	—	30.5%	46.1%	—	46.1%
EBITDA	103.6	3.4	107.0	111.6	2.6	114.2	-6%

Entertainment:
External Net Revenues (3)	$379.7	$—	$379.7	$247.1	$—	$247.1	54%
Operating (Loss) Profit	(17.5)	25.7	8.2	(35.0)	60.3	25.3	-68%
Operating Margin	-4.6%	6.8%	2.2%	-14.2%	24.4%	10.2%

EBITDA	8.4	12.5	20.9	(21.7)	36.7	15.0	39%

Corporate and Other:
Operating (Loss) Profit	$(36.6)	$22.7	$(13.9)	$(24.5)	$14.8	$(9.7)	-43%
EBITDA	(81.1)	77.7	(3.4)	(20.9)	9.7	(11.2)	70%

	Quarter Ended
	December 26, 2021	December 27, 2020	% Change
(1) Net Revenues by Brand Portfolio
Franchise Brands	$769.3	$705.2	9%
Partner Brands	394.3	349.6	13%
Hasbro Gaming (i)	286.1	298.5	-4%
Emerging Brands	218.4	155.3	41%
TV/Film/Entertainment	345.3	214.3	61%
Total	$2,013.4	$1,722.9

(i) Hasbro's total gaming category, including all gaming revenue, most notably MAGIC: THE GATHERING and MONOPOLY, totaled $555.7 for the quarter ended December 26, 2021, down 1% from revenues of $561.2 for the quarter ended December 27, 2020.

	Quarter Ended
	December 26, 2021	December 27, 2020	% Change
(2) Consumer Products Segment Net Revenues by Major Geographic Region
North America	$756.8	$681.3	11%
Europe	398.5	373.8	7%
Asia Pacific	101.4	98.5	3%
Latin America	99.1	86.2	15%
Total	$1,355.8	$1,239.8

	Quarter Ended
	December 26, 2021	December 27, 2020	% Change
(3) Entertainment Segment Net Revenues by Category
Film and TV	$346.4	$186.0	86%
Family Brands	27.6	27.6	0%
Music and Other	5.7	33.5	-83%
Total	$379.7	$247.1

Operating Results
	Year Ended December 26, 2021			Year Ended December 27, 2020
	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues (4)	$6,420.4	$—	$6,420.4	$5,465.4	$—	$5,465.4	17%
Operating Profit	763.3	231.9	995.2	501.8	324.9	826.7	20%
Operating Margin	11.9%	3.6%	15.5%	9.2%	5.9%	15.1%
EBITDA	1,041.7	268.5	1,310.2	788.2	276.9	1,065.1	23%

Segment Results
Consumer Products:
External Net Revenues (5)	$3,981.6	$—	$3,981.6	$3,649.6	$—	$3,649.6	9%
Operating Profit	401.4	—	401.4	308.1	—	308.1	30%
Operating Margin	10.1%	—	10.1%	8.4%	—	8.4%
EBITDA	532.5	32.6	565.1	443.3	37.0	480.3	18%

Wizards of the Coast and Digital Gaming:
External Net Revenues	$1,286.6	$—	$1,286.6	$906.7	$—	$906.7	42%
Operating Profit	547.0	—	547.0	420.4	—	420.4	30%
Operating Margin	42.5%	—	42.5%	46.4%	—	46.4%
EBITDA	593.7	12.4	606.1	434.9	9.4	444.3	36%

Entertainment:
External Net Revenues (6)	$1,152.2	$—	$1,152.2	$909.1	$—	$909.1	27%
Operating (Loss) Profit	(91.8)	193.9	102.1	(141.1)	231.2	90.1	13%
Operating Margin	-8.0%	16.8%	8.9%	-15.5%	25.4%	9.9%
EBITDA	33.5	128.8	162.3	(47.0)	139.4	92.4	76%

Corporate and Other:
Operating (Loss) Profit	$(93.3)	$38.0	$(55.3)	$(85.6)	$93.7	$8.1	>-100%
EBITDA	(118.0)	94.7	(23.3)	(43.0)	91.1	48.1	>-100%

	Year Ended
	December 26, 2021	December 27, 2020	% Change
(4) Net Revenues by Brand Portfolio
Franchise Brands	$2,792.7	$2,286.1	22%
Partner Brands	1,161.0	1,079.4	8%
Hasbro Gaming (i)	851.4	814.8	4%
Emerging Brands	617.6	480.4	29%
TV/Film/Entertainment	997.7	804.7	24%
Total	$6,420.4	$5,465.4

(i) Hasbro's total gaming category, including all gaming revenue, most notably MAGIC: THE GATHERING and MONOPOLY, totaled $2,098.9 for the year ended December 26, 2021, up 19% from revenues of $1,763.8 for the year ended December 27, 2020.

	Year Ended
	December 26, 2021	December 27, 2020	% Change
(5) Consumer Products Segment Net Revenues by Major Geographic Region
North America	$2,315.9	$2,116.2	9%
Europe	1,067.7	989.2	8%
Asia Pacific	310.1	295.6	5%
Latin America	287.9	248.6	16%
Total	$3,981.6	$3,649.6

	Year Ended
	December 26, 2021	December 27, 2020	% Change
(6) Entertainment Segment Net Revenues by Category
Film and TV	$932.5	$700.5	33%
Family Brands	132.9	86.5	54%
Music and Other	86.8	122.1	-29%
Total	$1,152.2	$909.1

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars)

Reconciliation of Adjusted Operating Profit

	Quarter Ended		Year Ended
	December 26, 2021	December 27, 2020	December 26, 2021	December 27, 2020

Operating Profit (Loss)	$171.5	$186.3	$763.3	$501.8
Consumer Products	140.9	136.9	401.4	308.1
Wizards of the Coast and Digital Gaming	84.7	108.9	547.0	420.4
Entertainment	(17.5)	(35.0)	(91.8)	(141.1)
Corporate and Other	(36.6)	(24.5)	(93.3)	(85.6)

Non-GAAP Adjustments (1)	$48.4	$75.1	$231.9	$324.9
Entertainment	25.7	60.3	193.9	231.2
Corporate and Other	22.7	14.8	38.0	93.7

Adjusted Operating Profit (Loss)	$219.9	$261.4	$995.2	$826.7
Consumer Products	140.9	136.9	401.4	308.1
Wizards of the Coast and Digital Gaming	84.7	108.9	547.0	420.4
Entertainment	8.2	25.3	102.1	90.1
Corporate and Other	(13.9)	(9.7)	(55.3)	8.1

(1) Non-GAAP Adjustments include the following:
Acquisition-related costs (i)	$1.9	$52.6	$7.7	$218.6
Acquired intangible amortization (ii)	18.6	25.5	85.0	97.8
Loss on disposal of business and related costs (iii)	7.0	—	118.3	—
Severance (iv)	—	(3.0)	—	8.5
Stock Acceleration (v)	20.9	—	20.9	—
Total	$48.4	$75.1	$231.9	$324.9

(i) In association with the Company's acquisition of eOne, the Company incurred related expenses of $1.9 ($1.6 after-tax) and $7.7 ($6.6 after-tax) in the quarter and year ended December 26, 2021, respectively, and $52.6 ($47.9 after-tax) and $218.6 ($188.6 after-tax) in the quarter and year ended December 27, 2020, respectively, comprised of the following:

(a) In the quarter and year ended December 26, 2021, the Company incurred stock compensation expense of $1.9 and $7.7, respectively, associated with acquisition-related grants. In 2021, this expense is included within Selling, Distribution and Administration.

(b) In the quarter and year ended December 27, 2020, the Company incurred expenses of $52.6 and $218.6, respectively, comprised of 1) acquisition and integration costs of $40.9 and $145.2, respectively, including expense associated with the acceleration of eOne stock-based compensation and advisor fees settled at the closing of the acquisition, as well as integration costs; and 2) restructuring and related costs of $11.7 and $73.4, respectively, including severance and retention costs, as well as impairment charges in the first quarter of 2020 for certain definite-lived intangible and production assets. In 2020, these expenses were included within Acquisition and Related Costs.

(ii) The Company incurred incremental intangible amortization costs related to the intangible assets acquired in the eOne Acquisition.

(iii) On April 25, 2021, the Company entered into a definitive agreement to sell the eOne music business for an aggregate sales price of $385.0, subject to certain closing adjustments related to working capital and net debt. As such, the assets and liabilities of eOne music were revalued in the second quarter of 2021 and disclosed separately on the balance sheet. In the quarter ended December 26, 2021, the Company finalized the closing working capital adjustment, which resulted in an additional loss of $7.0. The total charge of $118.3 is comprised of a goodwill impairment loss of $108.8 (included within Loss on Disposal of Business) and transaction costs of $9.5 (included within Selling, Distribution and Administration). The after-tax combined charge is $116.1 for the year ended ended December 26, 2021.

(iv) In the year ended December, 26, 2020, the Company incurred $8.5 of severance charges, associated with cost-savings initiatives within the Company's commercial and Film and TV businesses.

(v) In the quarter and year ended December 26, 2021, the Company incurred $20.9 of stock compensation expense associated with the accelerated vesting of certain equity awards as a result of the passing of its former CEO.

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars)

Reconciliation of EBITDA and Adjusted EBITDA
	Quarter Ended		Year Ended
	December 26, 2021	December 27, 2020	December 26, 2021	December 27, 2020
Net Earnings (Loss) Attributable to Hasbro, Inc.	$82.2	$105.2	$428.7	$222.5
Interest Expense	42.4	47.4	179.7	201.1
Income Tax Expense	3.1	32.4	146.6	96.7
Net Earnings Attributable to Noncontrolling Interests	2.6	1.0	6.6	2.9
Depreciation	47.1	26.1	163.3	120.3
Amortization of Intangibles	26.5	37.0	116.8	144.7
EBITDA	203.9	249.1	1,041.7	788.2
Non-GAAP Adjustments and Stock Compensation (1)	102.6	59.2	268.5	276.9
Adjusted EBITDA	$306.5	$308.3	$1,310.2	$1,065.1

(1) Non-GAAP Adjustments and Stock Compensation are comprised of the following:
Stock compensation (i)	$41.6	$9.7	$96.2	$49.9
Acquisition-related costs	—	52.6	—	218.6
Loss on disposal of business and related costs	7.0	—	118.3	—
Severance	—	(3.1)	—	8.4
Net loss on Discovery investment (ii)	54.0	—	54.0	—
Total	$102.6	$59.2	$268.5	$276.9

(i) Stock compensation includes non-gaap adjustments, consisting of: stock acceleration expense of $20.9 in the quarter and year ended December 26, 2021; and acquisition-related stock expense of $1.9 and $7.7 in the quarter and year ended December 26, 2021, respectively.

(ii) The Company owns a 40% interest in a joint venture, Discovery Family Channel, with Discovery Communications, Inc. In the fourth quarter of 2021, the Company recorded an impairment of $74.1. This resulted in a reduction to the Discovery Option Liability of $20.1 and a net loss of $54.0 ($41.3 net of taxes).

Adjusted EBITDA by Segment:
Consumer Products	$182.0	$190.3	$565.1	$480.3
Wizards of the Coast and Digital Gaming	107.0	114.2	606.1	444.3
Entertainment	20.9	15.0	162.3	92.4
Corporate and Other	(3.4)	(11.2)	(23.3)	48.1
Total Adjusted EBITDA	$306.5	$308.3	$1,310.2	$1,065.1

Consumer Products:
Operating Profit	$140.9	$136.9	$401.4	$308.1
Other (Expense) Income	5.3	16.4	18.7	13.5
Depreciation	19.0	15.3	81.2	76.0
Amortization of Intangibles	7.8	11.5	31.2	45.7
EBITDA	173.0	180.1	532.5	443.3
Non-GAAP Adjustments and Stock Compensation	9.0	10.2	32.6	37.0
Adjusted EBITDA	$182.0	$190.3	$565.1	$480.3

Wizards of the Coast and Digital Gaming:
Operating Profit	$84.7	$108.9	$547.0	$420.4
Other (Expense) Income	(0.6)	0.4	(1.8)	5.4
Depreciation	19.5	2.3	48.5	9.1
EBITDA	103.6	111.6	593.7	434.9
Non-GAAP Adjustments and Stock Compensation	3.4	2.6	12.4	9.4
Adjusted EBITDA	$107.0	$114.2	$606.1	$444.3

Entertainment:
Operating Profit (Loss)	$(17.5)	$(35.0)	$(91.8)	$(141.1)
Other (Expense) Income	4.2	(15.1)	28.7	(14.3)
Depreciation	2.9	2.8	10.7	9.7
Amortization of Intangibles	18.8	25.6	85.9	98.7
EBITDA	8.4	(21.7)	33.5	(47.0)
Non-GAAP Adjustments and Stock Compensation	12.5	36.7	128.8	139.4
Adjusted EBITDA	$20.9	$15.0	$162.3	$92.4

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars and Shares, Except Per Share Data)

Reconciliation of Net Earnings and Earnings per Share
	Quarter Ended
(all adjustments reported after-tax)	December 26, 2021	Diluted Per Share Amount	December 27, 2020	Diluted Per Share Amount
Net Earnings Attributable to Hasbro, Inc.	$82.2	$0.59	$105.2	$0.76
Acquisition and Related Costs	1.6	0.01	47.9	0.35
Acquired Intangible Amortization	15.4	0.11	23.2	0.17
Loss on disposal of business and related costs	7.0	0.05	—	—
Severance	—	—	(2.8)	(0.02)
UK Tax Reform (1)	—	—	1.8	0.01
Stock acceleration	20.9	0.15	—	—
Net loss on Discovery investment	41.3	0.30	—	—
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$168.4	$1.21	$175.3	$1.27

	Year Ended
(all adjustments reported after-tax)	December 26, 2021	Diluted Per Share Amount	December 27, 2020	Diluted Per Share Amount
Net Earnings Attributable to Hasbro, Inc.	$428.7	$3.10	$222.5	$1.62
Acquisition and Related Costs	6.6	0.05	188.6	1.37
Acquired Intangible Amortization	70.4	0.51	80.7	0.59
Loss on disposal of business and related costs	116.1	0.84	—	—
Severance	—	—	7.4	0.05
UK Tax Reform (1)	39.4	0.28	15.4	0.11
Stock acceleration	20.9	0.15	—	—
Net loss on Discovery investment	41.3	0.30	—	—
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$723.4	$5.23	$514.6	$3.74

(1) In the second quarter of 2021, the Company recorded income tax expense of $39.4 as a result of the revaluation of the Company's UK deferred taxes in accordance with Finance Act 2021 enacted by the United Kingdom on June 10, 2021. Effective April 1, 2023, the new law increases the corporate income tax rate to 25% from 19%. At year end 2020, the Company recorded income tax expense of $15.4 as a result of the revaluation of Hasbro’s UK tax attributes in accordance with the Finance Act of 2020 enacted by the United Kingdom on July 22, 2020. Effective back to April 1, 2020, the law maintained the corporate income tax rate at 19% instead of the planned reduction to 17% that was previously enacted in the UK Finance Act of 2016.